                                                                  EXHIBIT 12(a)

                             Alaska Air Group, Inc.
               Calculation of Ratio of Earnings to Fixed Charges
                         (In thousands, except ratios)


                                               Three Months Ended March 31,
                                                  1996            1995
                                                  ----            ----
Earnings:
Income before income tax expense                ($13,508)       ($29,937)

Less: Capitalized interest                             0               0
Add:
Interest on indebtedness                          11,063          13,329
Amortization of debt expense                         386             268
Portion of rent under long-term
  operating leases representative
  of an interest factor                           19,693          18,550
                                                --------        --------
Total Earnings Available for
  Fixed Charges                                  $17,634         $ 2,210
                                                ========        ========
Fixed Charges:
Interest                                          11,063          13,329
Amortization of debt expense                         386             268
Portion of rent under long-term
  operating leases representative
  of an interest factor                           19,693          18,550
                                                --------        --------

Total Fixed Charges                              $31,142         $32,147
                                                ========        ========

Ratio of Earnings to Fixed Charges                  0.57            0.07
                                                ========        ========

Deficiency                                       $13,508         $29,937
                                                ========        ========

             CALCULATIONS
Amortization of debt expense:
AAG account 81-8410                                  179             167
AAGL account 81-8410                                   0               0
AS account 81-8410                                   207             101
QX account 9001                                        0               0
                                                --------        --------
Total amortization of debt expense                   386             268
                                                ========        ========

Aircraft rent                                     44,129          41,696
Landing fees and other rent                       14,951          13,954
                                                --------        --------
Total rents                                       59,080          55,650
One-third of total rents                          19,693          18,550
                                                ========        ========

                                                                EXHIBIT 12(a)


Alaska Air Group, Inc.
Calculation of Ratio of Earnings to Fixed Charges
(In thousands, except ratios)

                                                  1995             1994            1993             1992           1991
                                                  ----             ----            ----             ----           ----
Earnings:
Income (loss) before income tax expense
  and accounting change                         $ 33,983         $ 40,961         ($45,812)       ($125,706)      $16,207

Less: Capitalized interest                          (208)            (353)            (446)          (6,102)       (8,301)
Add:
Interest on indebtedness                          51,479           46,960           37,624           43,223        40,180
Amortization of debt expense                       1,100            1,368              690              643           519
Portion of rent under long-term operating
  leases representative of an interest
  factor                                          67,295           65,618           60,136           49,889        41,327
                                                --------         --------         --------        ---------       -------
Earnings Available for Fixed Charges            $153,649         $154,554          $52,192         ($38,053)      $89,932
                                                ========         ========         ========        =========       =======
Fixed Charges:
Interest                                          51,479           46,960           37,624           43,223        40,180
Amortization of debt expense                       1,100            1,368              690              643           519
Portion of rent under long-term operating
  leases representative of an interest
  factor                                          67,295           65,618           60,136           49,889        41,327
                                                --------         --------         --------        ---------       -------
Total Fixed Charges                             $119,874         $113,946          $98,450        $  93,755       $82,026
                                                ========         ========         ========        =========       =======
Ratio of Earnings to Fixed Charges                  1.28            1.36              0.53            (0.41)         1.10
                                                ========         ========         ========        =========       =======
Coverage deficiency                                   --               --          $46,258        $ 131,808            --
                                                ========         ========         ========        =========       =======